Exhibit 99.1

Medicine Man Technologies Client Grow Ohio Pharmaceuticals LLC Secures 2nd Highest Score in Ohio Level I Application Process

DENVER, CO, November 30, 2017— Medicine Man Technologies Inc. (OTCQB: MDCL) (“Medicine Man Technologies” or “Company”), one of the United States’ leading cannabis branding and consulting companies, is pleased to announce its client, Grow Ohio Pharmaceuticals LLC (“Grow Ohio Pharmaceuticals LLC” or “Client”) received the second highest score, winning one of the twelve coveted Level I Cultivation licenses for the state.

Mel Kurtz, CEO of Grow Ohio Pharmaceuticals LLC commented, “Our top priority is to grow the highest quality, safest medical marijuana for the patients of Ohio. To achieve this goal, we will apply proven industry best practices to our operations, which is why we aligned ourselves with Medicine Man Technologies, a leading marijuana consultancy.”

Brett Roper, the Company’s Chief Executive Officer, stated, “We were very excited to have the opportunity to work with this team of highly qualified individuals and tip our hats gratefully to the application team that transformed our content and designs into a finely crafted application.”

Carrie Roberts, our Client Services Director assigned to this project commented, “Of all the teams I have had the opportunity to work with, this application team was one of the strongest as they were well prepared, methodical, and disciplined in their approach to the creation of an award-winning application. I look forward to assisting this remarkable group in the deployment of their state-of-the-art cultivation facility.”

The Company will be providing continued support throughout the construction and deployment process for our Client in addition to training and integration of our Three-A-Light ® Professional Grade cultivation methodologies. With this level of support, the Company believes that the Client will be able to achieve one of the most efficient cultivation operations in the state, offering safe and consistent cannabis related materials to the marketplace grown in an exceptional indoor facility.

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About Medicine Man Technologies, Inc.

Established in March 2014, the Company secured its first client/licensee in April 2014. To date, the Company has provided guidance for several clients that have successfully secured licenses to operate cannabis businesses within their state. The Company currently has sixty-two active clients in California, Oregon, Colorado, Nevada, Illinois, Michigan, Arkansas, Pennsylvania, Florida, Ohio, Maryland, Massachusetts, Puerto Rico, Australia, Canada, Germany, and South Africa. We continue to focus on working with clients to 1) utilize its experience, technology, and training to help secure a license in states with newly emerging regulations, 2) deploy the Company's highly effective variable capacity constant harvest cultivation practices through its deployment of Cultivation MAX, and eliminate the liability of single grower dependence, 3) avoid the costly mistakes generally made in start-up, 4) stay engaged with an ever expanding team of licensees and partners, all focused on quality and safety that will “share” the ever-improving experience and knowledge of the network, and 5) continuing the expansion of its Brands Warehouse concept.

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Safe Harbor Statement

This press release may contain forward looking statements which are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected, including statements related to the amount and timing of expected revenues and any payment of dividends on our common and preferred stock, statements related to our financial performance, expected income, distributions, and future growth for upcoming quarterly and annual periods. These risks and uncertainties are further defined in filings and reports by the Company with the U.S. Securities and Exchange Commission (SEC). Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in our filings with the Securities and Exchange Commission. Among other matters, the Medicine Man Technologies may not be able to sustain growth or achieve profitability based upon many factors including, but not limited to, general stock market conditions. Reference is hereby made to cautionary statements set forth in the Company's most recent SEC filings. We have incurred and will continue to incur significant expenses in our expansion of our existing and new service lines, noting there is no assurance that we will generate enough revenues to offset those costs in both the near and long term. Additional service offerings may expose us to additional legal and regulatory costs and unknown exposure(s) based upon the various geopolitical locations where we will be providing services, the impact of which cannot be predicted at this time.

Contact Information:

KCSA Strategic Communications

MDCL@kcsa.com

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